EXHIBIT 99.1

CONTACT:     JOSEPH MACNOW

                        (201) 587-8541

Alexander's, Inc.

210 Route 4 East

Paramus, NJ 07652

FOR IMMEDIATE RELEASE – November 30, 2011

Alexander’s Completes $275 Million Refinancing of Rego Park II

PARAMUS, NEW JERSEY...ALEXANDER’S, INC. (New York Stock Exchange:  ALX) announced today that it has completed a $275 million refinancing of its 610,000 square foot Rego Park II shopping center located in Queens, New York.  The seven-year loan bears interest at LIBOR plus 1.85% and amortizes based on a 30-year schedule.  The proceeds of the new loan were used to repay the existing loan on the property.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.